Exhibit 99.1

Broadwind Energy Announces Third Quarter 2015 Results

Highlights:

•      Revenue of $50 million (excluding $3 million from Services segment) down 10% from Q3 2014 reflecting reduced tower production, as pre-announced in September

•      Net loss of $2.4 million from continuing operations

•      Inventory down $5 million from Q2 2015

•      Quarter-end cash rises to $4.7 million; $15 million LOC undrawn

•      Board authorizes exit of Services business; resolution expected prior to year-end

Cicero, Ill., October 29, 2015 — Broadwind Energy, Inc. (NASDAQ: BWEN) reported sales of $49.8 million for the third quarter of 2015, down 10% compared to $55.3 million in the third quarter of 2014, due mainly to reduced demand for gearing, and lower than planned tower volume resulting from production and supply chain challenges.

The Company reported a net loss from continuing operations of $2.4 million or $.16 per share in Q3 2015, compared to a net loss from continuing operations of $1.1 million or $.07 per share in Q3 2014. The $.09 per share difference was due primarily to less robust Towers and Weldments segment results due to a lower margin mix of tower sales in Q3 2015, and $.9 million of additional environmental remediation expenses for a closed gearing plant which is being readied for sale, partly offset by reduced Corporate expenses.

The Company reported a net loss from discontinued operations of $5.2 million or $.36 per share in Q3 2015, compared to a net loss from discontinued operations of $.7 million or $.05 per share in Q3 2014. The increased loss was due primarily to an asset impairment charge of $4.5 million in Q3 2015.

The Company reported non-GAAP adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, share-based payments and restructuring costs) of $1.4 million in Q3 2015, down from $2.4 million in Q3 2014. The $1.0 million decrease was due mainly to the factors described above.

Peter Duprey, President and Chief Executive Officer, stated, “As previously announced, Broadwind experienced another tough quarter due in part to production issues in our Towers business and continued weakness in sales to oil and gas and mining customers. We have worked through the steel supplier quality issues, and tower production in Manitowoc is now approaching normal levels. Our Gearing segment booked $7 million of wind replacement gearing orders during the quarter, as we look to utilize our deep gearing knowledge to capitalize on the need for replacement gearing for the aging wind assets in the U.S. We continue to manage expenses judiciously, and our inventory balances dropped as expected during the quarter which freed up $5 million of cash. Our estimates for the fourth quarter are tempered as we work through a tower model changeover in the Abilene plant and anticipate continued weakness in the Gearing segment. As a result, we are estimating Q4 revenue of $44-45 million and an operating loss of $4-5 million.”

Mr. Duprey concluded, “Our Board of Directors authorized a plan to divest the Services segment and we are currently in active discussions with potential buyers. A resolution is expected prior to year-end.”

For the nine months ended September 30, 2015, revenue totaled $161.6 million, compared to $176.6 million for the nine months ended September 30, 2014. The 8.5% reduction was due mainly to production issues in the Towers and Weldments segment and a shortfall in the Gearing segment due to weaker demand from oil and gas and mining customers in 2015.

Net loss from continuing operations for the nine months ended September 30, 2015 totaled $1.5 million, or $.10 per share, compared with net income of $2.3 million, or $.15 per share, for the nine months ended September 30, 2014. The decrease was primarily due to tower production issues in the Abilene facility in Q1 2015, an unusually high-margin mix of towers in 2014 and weaker weldments profitability in 2015.

For the nine months ended September 30, 2015, net loss from discontinued operations totaled $9.5 million, or $.65 per share, compared to a net loss from discontinued operations of $3.3 million, or $.22 per share, for the nine months ended September 30, 2014.

The Company reported non-GAAP adjusted EBITDA of $7.7 million for the first nine months of 2015, down from $13.0 million for the first nine months of 2014, due to the factors described above.

Orders and Backlog

The Company booked $12.2 million in net orders in Q3 2015, down from $60.8 million in Q3 2014, due primarily to the timing of large tower orders. Towers and Weldments orders, which vary considerably from quarter to quarter, totaled $3.2 million in Q3 2015, down from $51.7 million in Q3 2014. Gearing orders totaled $9.0 million in Q3 2015, in-line with Q3 2014 orders.

Orders for the nine months ended September 30, 2015 totaled $88.8 million, down 4% compared to the nine months ended September 30, 2014.

At September 30, 2015, total backlog, excluding Services, was $128 million, down 43% from the backlog at September 30, 2014.

Segment Results

In September 2015, the Company’s Board of Directors approved a plan to divest or otherwise exit the Services segment; consequently, this segment is now reported as a Discontinued Operation and the Company has revised its segment presentation to include two reportable operating segments: Towers and Weldments, and Gearing.

Towers and Weldments

Broadwind Energy produces fabrications for wind, oil and gas, mining and other industrial applications, specializing in the production of wind turbine towers.

Towers and Weldments segment sales totaled $42.9 million in Q3 2015, down 5% from $45.1 million in Q3 2014, as the prior year quarter included a greater mix of larger, more complex towers. Operating income for Q3 2015 totaled $2.2 million or 5% of sales, down from $3.4 million in Q3 2014, due to the less favorable sales mix and increased indirect labor costs associated with production problems in the current year quarter.

Non-GAAP adjusted EBITDA in Q3 2015 was $3.5 million, or 8% of sales, compared to $4.4 million, or 10% of sales, in Q3 2014, due to the factors described above.

Gearing

Broadwind Energy engineers, builds and remanufactures precision gears and gearboxes for oil and gas, mining, steel and wind applications.

Gearing segment sales totaled $7.2 million in Q3 2015, down from $10.3 million in Q3 2014, due to weak demand from oil and gas and mining customers. Operating loss for Q3 2015 totaled $2.6 million, compared to an operating loss of $2.3 million in Q3 2014, due to $.9 million of additional environmental remediation expenses for a closed plant which is being readied for sale, and the impact of the lower sales volume. These factors were partially offset by lower depreciation, the benefits of completing the consolidation investment and successful cost management. Gearing non-GAAP adjusted EBITDA loss was $.5 million in Q3 2015, compared to non-GAAP adjusted EBITDA loss of $.1 million in Q3 2014, reflecting the factors described above.

Corporate and Other

Corporate and other expenses totaled $1.7 million in Q3 2015, down 20% compared to Q3 2014, due primarily to the absence of a $.8 million regulatory settlement reserve incurred in Q3 2014 and lower sales and marketing expense.

Cash and Liquidity

During the quarter, operating working capital (accounts receivable and inventory, net of accounts payable and customer deposits) decreased $6.0 million to $27.6 million, or 14% of Q3 2015 annualized sales, due mainly to $5.3 million in lower inventory, partially offset by a reduction in customer deposits of $1.9 million. Operating working capital is expected to decline further by approximately $5-7 million before year-end.

Cash assets (cash and short-term investments) totaled $4.7 million at September 30, 2015, compared to $.6 million at June 30, 2015. The Company’s $15 million line of credit was undrawn.

About Broadwind Energy, Inc.

Broadwind Energy (NASDAQ: BWEN) applies decades of deep industrial expertise to innovate integrated solutions for customers in the energy and infrastructure markets. From gears and gearing systems for wind, steel, oil and gas and mining applications, to wind towers and industrial weldments, we have solutions for the energy needs of the future. With facilities throughout the central U.S., Broadwind Energy’s talented team of over 750 employees is committed to helping customers maximize performance of their investments — quicker, easier and smarter. Find out more at www.bwen.com.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions, such as statements regarding our future financial condition or results of operations, cash flows, performance, business prospects and opportunities, as well as assumptions made by, and information currently available to, our management, our plans to divest or otherwise exit the Services business, and our prospects and strategies for future growth, including with respect to estimated 2015 guidance. Forward-looking statements include any statement that does not directly relate to a current or historical fact. We have tried to identify forward-looking statements by using words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “should,” “may,” “plan” and similar expressions, but these words are not the exclusive means of identifying forward-looking statements. These statements are based on current expectations, and we undertake no obligation to update these statements to reflect events or circumstances occurring after this release. Such statements are subject to various risks and uncertainties that could cause actual results to vary materially from those stated. Such risks and uncertainties include, but are not limited to: expectations regarding our business, end-markets, relationships with customers and our ability to diversify our customer base; the impact of competition and economic volatility on the industries in which we compete, including, but not limited to, the oil and gas and mining markets; our ability to realize revenue from customer orders and backlog; the impact of regulation on our end-markets, including the wind energy industry in particular; the sufficiency of our liquidity and working capital and our plans to evaluate alternative sources of funding if necessary; our ability to preserve and utilize our tax net operating loss carry-forwards; our plans to divest or otherwise exit the Services business; our plans to continue to grow our business through organic growth; our plans with respect to the use of proceeds from financing activities; our ability to operate our business efficiently, manage capital expenditures and costs effectively, and generate cash flow; and other risks and uncertainties described in our filings with the Securities and Exchange Commission, including those contained in Part I, Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2014.

BWEN INVESTOR CONTACT: Joni Konstantelos, 708.780.4819 joni.konstantelos@bwen.com

BROADWIND ENERGY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

	September 30,	December 31,
	2015	2014
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$4,743	$12,057
Short-term investments	—	8,024
Restricted cash	83	83
Accounts receivable, net of allowance for doubtful accounts of $103 and $81 as of September 30, 2015 and December 31, 2014, respectively	17,116	17,043
Inventories, net	34,087	31,144
Prepaid expenses and other current assets	1,477	1,587
Current assets held for sale	6,924	7,805
Total current assets	64,430	77,743
LONG-TERM ASSETS:
Property and equipment, net	53,558	58,529
Intangible assets, net	5,127	5,459
Other assets	352	414
Long-term assets held for sale	—	4,473
TOTAL ASSETS	$123,467	$146,618

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	4,945	118
Current portions of capital lease obligations	595	767
Accounts payable	16,984	17,547
Accrued liabilities	8,265	9,260
Customer deposits	6,625	22,397
Current liabilities held for sale	2,193	1,579
Total current liabilities	39,607	51,668
LONG-TERM LIABILITIES:
Long-term debt, net of current maturities	2,600	2,646
Long-term capital lease obligations, net of current portions	—	426
Other	2,993	3,468
Long-term liabilities held for sale	—	30
Total long-term liabilities	5,593	6,570
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value; 30,000,000 shares authorized; 15,012,362 and 14,844,307 shares issued as of September 30, 2015 and December 31, 2014, respectively	15	15
Treasury stock, at cost, 273,937 shares at September 30, 2015 and December 31, 2014, respectively	(1,842)	(1,842)
Additional paid-in capital	378,085	377,185
Accumulated deficit	(297,991)	(286,978)
Total stockholders’ equity	78,267	88,380
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$123,467	$146,618

BROADWIND ENERGY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Revenues	$49,791	$55,295	$161,583	$176,637
Cost of sales	46,960	51,118	147,507	156,483
Restructuring	—	164	—	952
Gross profit	2,831	4,013	14,076	19,202

OPERATING EXPENSES:
Selling, general and administrative	3,981	4,058	13,752	14,422
Intangible amortization	111	111	333	333
Regulatory settlement	—	816	—	1,566
Restructuring	874	114	874	222
Total operating expenses	4,966	5,099	14,959	16,543
Operating (loss) income	(2,135)	(1,086)	(883)	2,659

OTHER (EXPENSE) INCOME, net:
Interest expense, net	(210)	(159)	(611)	(467)
Other, net	(64)	3	(36)	(10)
Gain on sale of assets and restructuring	—	119	—	119
Total other expense, net	(274)	(37)	(647)	(358)

Net (loss) income before (benefit) provision for income taxes	(2,409)	(1,123)	(1,530)	2,301
(Benefit) provision for income taxes	(26)	(24)	(11)	41
(LOSS) INCOME FROM CONTINUING OPERATIONS	(2,383)	(1,099)	(1,519)	2,260

LOSS FROM DISCONTINUED OPERATIONS, NET OF TAX (INCLUDING IMPAIRMENT OF $4,450 RECORDED IN THE THREE MONTHS ENDED SEPTEMBER 30, 2015)	(5,230)	(715)	(9,494)	(3,256)
NET LOSS	$(7,613)	$(1,814)	$(11,013)	$(996)

NET (LOSS) INCOME PER COMMON SHARE - BASIC AND DILUTED:
(Loss) income from continuing operations	$(0.16)	$(0.07)	$(0.10)	$0.15
Loss from discontinued operations	(0.36)	(0.05)	(0.65)	(0.22)
Net loss	$(0.52)	$(0.12)	$(0.75)	$(0.07)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - BASIC AND DILUTED	14,708	14,792	14,656	14,728

BROADWIND ENERGY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

(UNAUDITED)

	Nine Months Ended September 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(11,013)	$(996)
Loss from discontinued operations	(9,494)	(3,256)
(Loss) income from continuing operations	(1,519)	2,260

Adjustments to reconcile net cash used in operating activities:
Depreciation and amortization expense	6,860	8,644
Impairment charges	38	—
Stock-based compensation	900	516
Allowance for doubtful accounts	55	97
Common stock issued under defined contribution 401(k) plan	—	163
Gain on disposal of assets	(110)	(101)
Changes in operating assets and liabilities:
Accounts receivable	(129)	(3,698)
Inventories	(2,943)	4,385
Prepaid expenses and other current assets	10	1,857
Accounts payable	(655)	(2,323)
Accrued liabilities	(995)	1,777
Customer deposits	(15,772)	(2,191)
Other non-current assets and liabilities	(468)	(376)
Net cash (used in) provided by operating activities of continued operations	(14,728)	11,010

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available for sale securities	(1,884)	(13,340)
Sales of available for sale securities	5,083	994
Maturities of available for sale securities	4,825	2,655
Purchases of property and equipment	(2,282)	(5,385)
Proceeds from disposals of property and equipment	1,156	1,009
Net cash provided by (used in) by investing activities of continued operations	6,898	(14,067)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of stock	—	9
Payments on lines of credit and notes payable	(118,212)	—
Proceeds from lines of credit and notes payable	118,212	—
Proceeds from long-term debt	5,000	—
Payments on long-term debt	(119)	—
Principal payments on capital leases	(598)	(743)
Net cash provided by (used in) financing activities of continued operations	4,283	(734)

DISCONTINUED OPERATIONS:
Operating cash flows	(3,484)	(3,921)
Investing cash flows	(368)	(139)
Financing cash flows	(7)	(59)
Net cash used in discontinued operations (1)	(3,859)	(4,119)

Add: Cash balance of discontinued operations, beginning of period	93	185
Less: Cash balance of discontinued operations, end of period	1	38

NET DECREASE IN CASH AND CASH EQUIVALENTS	(7,314)	(7,763)
CASH AND CASH EQUIVALENTS, beginning of the period	12,057	24,751
CASH AND CASH EQUIVALENTS, end of the period	$4,743	$16,988

Supplemental cash flow information:
Interest paid	$647	$434
Income taxes paid	$35	$32
Non-cash investing and financing activities:
Issuance of restricted stock grants	$900	$338
Common stock issued under defined contibution 401(k) plan	$—	$163

(1) Does not include intercompany financing of $3,767 and $3,972 for the nine months ended September 30, 2015 and 2014, respectively

BROADWIND ENERGY, INC. AND SUBSIDIARIES

SELECTED SEGMENT FINANCIAL INFORMATION

(IN THOUSANDS)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
ORDERS:
Towers and Weldments	$3,167	$51,732	$66,330	$56,520
Gearing, net of intercompany orders	8,987	9,034	22,493	35,593
Total orders	$12,154	$60,766	$88,823	$92,113

REVENUES:
Towers and Weldments	$42,943	$45,100	$139,003	$146,284
Gearing	7,184	10,334	23,758	31,533
Corporate and Other	(336)	(139)	(1,178)	(1,180)
Total revenues	$49,791	$55,295	$161,583	$176,637

OPERATING (LOSS) PROFIT:
Towers and Weldments	$2,235	$3,352	$10,525	$17,523
Gearing	(2,646)	(2,294)	(5,380)	(7,059)
Corporate and Other	(1,724)	(2,144)	(6,028)	(7,805)
Total operating (loss) profit	$(2,135)	$(1,086)	$(883)	$2,659

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, the Company’s management believes that certain non-GAAP financial measures may provide users of this financial information with meaningful comparisons between current results and results in prior operating periods. Management believes that these non-GAAP financial measures can provide additional meaningful reflection of underlying trends of the business because they provide a comparison of historical information that excludes certain infrequently occurring or non-operational items that impact the overall comparability. See the table below for supplemental financial data and corresponding reconciliations to GAAP financial measures for the three months and nine months ended September 30, 2015 and 2014. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP.

BROADWIND ENERGY, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Consolidated	2015	2014	2015	2014

Operating (Loss) Profit	$(2,135)	$(1,086)	$(883)	$2,659
Depreciation and Amortization	2,400	2,999	6,860	8,644
Share-based Compensation and Other Stock Payments	310	184	900	497
Other (Loss) Income	(64)	3	(36)	(10)
Restructuring Expense	874	278	874	1,174
Total Adjusted EBITDA (Non-GAAP)	$1,385	$2,378	$7,715	$12,964

	Three Months Ended September 30,		Nine Months Ended September 30,
Towers and Weldments Segment	2015	2014	2015	2014

Operating Profit	$2,235	$3,352	$10,525	$17,523
Depreciation	1,132	1,061	2,961	3,052
Share-based Compensation and Other Stock Payments	72	1	106	45
Other Income (Expense)	12	3	114	(13)
Restructuring Expense	—	15	—	41
Total Adjusted EBITDA (Non-GAAP)	$3,451	$4,432	$13,706	$20,648

	Three Months Ended September 30,		Nine Months Ended September 30,
Gearing Segment	2015	2014	2015	2014

Operating Loss	$(2,646)	$(2,294)	(5,380)	(7,059)
Depreciation	1,105	1,796	3,424	5,179
Amortization	111	111	333	333
Share-based Compensation and Other Stock Payments	44	(2)	183	129
Other Income	2	—	3	3
Restructuring Expense	874	262	874	1,133
Total Adjusted EBITDA (Non-GAAP)	$(510)	$(127)	$(563)	$(282)

	Three Months Ended September 30,		Nine Months Ended September 30,
Corporate and Other	2015	2014	2015	2014

Operating Loss	$(1,724)	$(2,144)	(6,028)	(7,805)
Depreciation	52	31	142	80
Share-based Compensation and Other Stock Payments	194	185	611	323
Other (Expense)	(78)	—	(153)	(10)
Restructuring Expense	—	1	—
Total Adjusted EBITDA (Non-GAAP)	$(1,556)	$(1,927)	$(5,428)	$(7,412)